Exhibit 4.5

NUMBER	SHARES
C-

SEE REVERSE FOR CERTAIN DEFINITIONS

CUSIP

G4001H 106

GOODVISION AI HOLDING LIMITED

ORDINARY SHARES

THIS CERTIFIES THAT                   is the owner of                    ordinary shares, par value $0.000075 per share (each, a “Share”), of Goodvision AI Holding Limited, a Cayman Islands exempted company (the “Company”), transferable on the books of the Company in person or by duly authorized attorney upon surrender of this certificate properly endorsed.

This certificate is not valid unless countersigned by the Transfer Agent and registered by the Registrar of the Company.

Witness the facsimile signature of a duly authorized signatory of the Company.

Authorized Signatory	Transfer Agent

GOODVISION AI HOLDING LIMITED

The Company will furnish without charge to each shareholder who so requests, a statement of the powers, designations, preferences and relative, participating, optional or other special rights of each class of equity or series thereof of the Company and the qualifications, limitations, or restrictions of such preferences and/or rights. This certificate and the shares represented thereby are issued and shall be held subject to all the provisions of the Amended and Restated Memorandum and Articles of Association of the Company and all amendments thereto and resolutions of the Board of Directors providing for the issue of securities (copies of which may be obtained from the secretary of the Company), to all of which the holder of this certificate by acceptance hereof assents.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	—	as tenants in common	UNIF GIFT MIN ACT	—		Custodian
					(Cust)		(Minor)

TEN ENT	—	as tenants by the entireties			Under Uniform Gifts to Minors Act

JT TEN	—	as joint tenants with right of survivorship and not as tenants in common
(State)

Additional abbreviations may also be used though not in the above list.

For value received,                         hereby sells, assigns and transfers unto

(PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER(S) OF ASSIGNEE(S))

(PLEASE PRINT OR TYPEWRITE NAME(S) AND ADDRESS(ES), INCLUDING ZIP CODE, OF ASSIGNEE(S))

Shares represented by the within certificate, and do hereby irrevocably constitute and appoint

Attorney to transfer the said Shares on the books of the within named Company with full power of substitution in the premises.

Dated

Notice:	The signature to this assignment must correspond with the name as written upon the face of the certificate in every particular, without alteration or enlargement or any change whatever.

Signature(s) Guaranteed:

THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17Ad-15 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED (OR ANY SUCCESSOR RULE)).

As more fully described in, and subject to the terms and conditions set forth in, the Company’s Registration Statement on Form S-4, including the proxy statement/prospectus contained therein, as amended or supplemented from time to time (the “Prospectus”), relating to the proposed business combination and the transactions contemplated thereby, the holder(s) of this certificate shall be entitled to receive a pro rata portion of certain funds held in the trust account established in connection with the Company’s initial public offering in the event that (i) the Company redeems the shares sold in its initial public offering and liquidates because it does not consummate the business combination within the time period set forth in the Company’s Amended and Restated Memorandum and Articles of Association, as amended from time to time, or (ii) if the holder(s) properly redeem his, her or its shares represented by this certificate for cash in connection with the proposed business combination or certain amendments to the Company’s Amended and Restated Memorandum and Articles of Association, in each case as more fully described in the Prospectus. In no other circumstances shall the holder(s) have any right or interest of any kind in or to the trust account.